                                                                    Exhibit 11.1
                                 CYTOCARE, INC.
                      COMPUTATION OF PER SHARE INFORMATION



                                                            YEAR ENDED DECEMBER 31,

                                                  1994              1993              1992
                                               ------------      ------------     -------------
Earnings:
  Net income  . . . . . . . . . . . . . .      $  4,384,202      $    530,235      $  1,168,999
                                               ============      ============      ============

Computation of primary per share
 information:
  Shares:
    Weighted average number
       of shares outstanding  . . . . . .         4,912,620         4,851,779         4,801,575
    Add effect of outstanding
       options and warrants (a)   . . . .           437,784           546,478           420,993
                                               ------------      ------------      ------------
Number of shares outstanding, as
    adjusted  . . . . . . . . . . . . . .         5,350,404         5,398,257         5,222,568
                                               ============      ============      ============

    Primary earnings per share  . . . . .      $        .82      $        .10      $        .22
                                               ============      ============      ============

Computation of fully diluted per
 share information:
  Shares:
    Weighted average number
       of shares outstanding  . . . . . .         4,912,620         4,851,779         4,801,575
    Add effect of outstanding
       options and warrants (a)   . . . .           515,065           546,478           659,655
                                               ------------      ------------      ------------
    Number of shares outstanding as
       adjusted   . . . . . . . . . . . .         5,427,685         5,398,257         5,461,230
                                               ============      ============      ============


    Fully diluted earnings per share    .      $        .81      $        .10      $        .21
                                               ============      ============      ============

___________

(a) As determined by the application of the treasury stock method.



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